Exhibit 23.1

INDEPENDENT AUDITORS’ CONSENT

We consent to the incorporation by reference in Registration Statements of U.S. Wireless Data, Inc. on Form S-8 Nos. 333-46844, 333-51532, 333-51534 and 333-103700 of our report dated October 13, 2003 (which contains an emphasis paragraph regarding the Company’s ability to continue as a going concern), appearing in the Annual Report on Form 10-KSB of U.S. Wireless Data, Inc. for the year ended June 30, 2003.

/s/ Deloitte & Touche LLP

New York, New York
October 28, 2003